EXECUTION COPY

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                         WACHOVIA CAPITAL MARKETS, LLC,

                                as Auction Agent

                                       and

                         WACHOVIA CAPITAL MARKETS, LLC,

                                as Broker-Dealer

                                       and

                      WACHOVIA ASSET SECURITIZATION, INC.,
                      as initial Holder of the Certificates



                           --------------------------

                             BROKER-DEALER AGREEMENT

                            Dated as of July 2, 2003

                           ---------------------------




                       Wachovia Asset Securitization, Inc.
                              Series 2003-HE2 Trust

                       Asset-Backed Notes, Series 2003-HE2

                            BROKER-DEALER AGREEMENT

          This BROKER-DEALER AGREEMENT (the "Broker-Dealer Agreement"), dated as of July 2, 2003, is by and among (i) Wachovia Capital Markets, LLC, a North Carolina limited liability company, as auction agent (together with its successors and assigns, the "Auction Agent"), pursuant to authority granted to it in the Auction Agent Agreement (as defined below), (ii) Wachovia Capital Markets, LLC, as broker-dealer (together with its successors and assigns, the "Broker-Dealer"), (iii) Wachovia Asset Securitization, Inc., as the initial Holder of the Certificates (the "Depositor").

                                    RECITALS

          Pursuant to an Indenture (the "Indenture"), dated as of July 2, 2003, among U.S. Bank National Association, as Indenture Trustee (the "Indenture
Trustee"), Wachovia Asset Securitization, Inc. 2003-HE2 Trust, as issuer (the "Issuer") and Wachovia Bank, National Association, as paying agent (the "Paying Agent"), the Issuer shall cause the Indenture Trustee to authenticate and deliver up to $1,250,000,000 aggregate principal amount of Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2003-HE2 (the "Notes"), consisting of Class A-I-1 Notes, Class A-II-1 Notes and Class A-II-2 Notes. The Class A-II-2 Notes (the "Auction Notes") are being issued as auction rate notes.

          The Indenture provides that the Note Rate for the Auction Notes for each applicable Interest Period shall equal with respect to the Class A-II-2 Notes the lesser of the Maximum Auction Rate and the Class A-II-2 Net WAC Rate.

          Pursuant to Section 2.7 of the Auction Agent Agreement (the "Auction Agent Agreement"), dated as of July 2, 2003, between the Indenture Trustee and the Auction Agent, the Auction Agent is executing and delivering this Broker-Dealer Agreement.

          The Auction Procedures require the participation of one or more Broker-Dealers.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, the Depositor and the Broker-Dealer agree as follows:

     Section 1. Definitions and Rules of Construction.

          1.1. Terms Defined by Reference to the Indenture and Auction Agent Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and, if not defined in the Indenture, in the Auction Agent Agreement.

          1.2. Terms Defined Herein. As used herein and in the Settlement Procedures, defined below, the following terms shall have the following meanings, unless the context otherwise requires:

          "Authorized Officer" shall mean, with respect to the Auction Agent, each Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary and Assistant Treasurer of the Auction Agent assigned to its Corporate and Agency Trust Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Broker-Dealer Agreement in a communication to the Broker-Dealer.

          "Beneficial Owner" shall mean a beneficial owner of any of the Auction Notes.

          "Broker-Dealer Fee" shall have the meaning ascribed thereto in Section 2.5(a).

          "Broker-Dealer Officer" shall mean each officer or employee of the Broker-Dealer designated as a "Broker-Dealer Officer" for purposes of this Broker-Dealer Agreement in a communication to the Auction Agent.

          "Broker-Dealers"   shall   mean  the   Broker-Dealer   and  any  Other
Broker-Dealers.

          "Holder of the Certificates" shall mean the Holder of at least a majority Percentage Interest in the Certificates.

          "Market Agent" shall mean Wachovia Capital Markets, LLC, or any successor thereto.

          "Notice of Failure to Deliver or Make Payment" shall mean a notice substantially in the form of Exhibit D hereto.

          "Notice of Transfer" shall mean a notice substantially in the form of Exhibit C hereto.

          "Order Form" shall mean the form to be submitted by any Broker-Dealer on or prior to any Auction Date substantially in the form of Exhibit B hereto.

          "Other   Broker-Dealer"   shall   mean  a  Person   (other   than  the
Broker-Dealer) listed on Exhibit A to the Auction Agent Agreement, as such Exhibit A may be amended from time to time.

          "Note Rate" shall mean the applicable Note Rate for the Auction Notes, as determined pursuant to the Auction Procedures.

          "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

          1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Broker-Dealer Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Broker-Dealer Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Broker-Dealer Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

          Section 2. The Auction.

          2.1. Incorporation by Reference of Auction Procedures and Settlement Procedures.

          (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Note Rate for each Interest Period for the Auction Notes. Each periodic operation of such procedures is hereinafter referred to as an "Auction".

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Broker-Dealer Agreement to the same extent as if such provisions were fully set forth herein.

          (c) The Broker-Dealers may participate in Auctions for their own accounts.

          2.2. Preparation for Each Auction.

          (a) Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall advise the Broker-Dealer by telephone of the applicable All Hold Rate, the applicable Maximum Auction Rate and, based upon information provided by the Servicer, the applicable Net Funds Cap and LIBOR.

          (b) In the event the Auction Date for any Auction shall be changed after the Auction Agent has given notice of such Auction Date pursuant to clause
(vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by telephone (confirmed in writing), telecopy or such other means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealer and the Market Agent not later than the earlier of 9:15 A.M. on the new Auction Date and 9:15 A.M. on the old Auction Date. Thereafter, the Broker-Dealer shall use its best efforts to promptly notify its customers who are Existing Noteholders of such change in the Auction Date.

          (c) From time to time upon request of the Auction Agent, the Broker-Dealer shall provide the Auction Agent with a statement of the aggregate amount of the Auction Notes held by the Broker-Dealer as an Existing Noteholder for its own account or otherwise.

          (d) The Auction Agent shall send by telecopy or other means a copy of any Notice of Notes Outstanding received from the Indenture Trustee to the Broker-Dealer in accordance with Section 4.3 hereof.

          2.3.  Auction Schedule: Method of Submission of Orders.

          (a) The Auction Agent shall conduct Auctions for the Auction Notes in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Depositor and the Market Agent, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give written notice of any such change to the Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

           By 9:30 A.M.         The Auction Agent advises the Servicer and the
                                Broker-Dealers of the Maximum Auction Rate, the
                                All Hold Rate, and, as provided by the Servicer, the Class A-II-2 Net WAC Rate with respect to the Auction Date and LIBOR, to be used in determining the Auction Rate under the Auction
                                Procedures, the Indenture and the Auction Agent
                                Agreement.

           9:30 A.M.-           The Auction Agent assembles information
           1:00 P.M.            communicated to it by Broker-Dealers as provided
                                in Section 2.1.1(c)(i) of Annex I to the Indenture. The Submission Deadline is 1:00 P.M.

           Not earlier          The Auction Agent makes determinations pursuant
           than 1:00 P.M.       to Section 2.1.1(c)(i) of Annex I to the
                                Indenture.

           Not later than       The Auction Agent advises the Servicer of the
           3:00 P.M.* or        results of the Auction as provided in Section
           4:00 P.M.**          2.1.1(c)(ii) of Annex I to the Indenture.
                                Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and Auction Notes are allocated as provided in
                                Section 2.1.1(d) of Annex I to the Indenture.
                                The Auction Agent gives notice of Auction results as set forth in Section 2.4(a) hereof.

------------------
*If the Note Rate is the Auction Rate.
**If the Note Rate is the applicable Net Funds Cap.


          (b) The Broker-Dealer agrees to maintain a list of Potential Noteholders and to contact the Potential Noteholders on such list on or prior to each applicable Auction Date for the purposes of participating in the Auction on such Auction Date.

          (c) The Broker-Dealer shall submit Orders to the Auction Agent in writing by delivering an Order Form. The Broker-Dealer shall submit separate Orders to the Auction Agent for each Potential Noteholder or Existing Noteholder on whose behalf the Broker-Dealer is submitting an Order and shall not net or aggregate the Orders of different Potential Noteholders or Existing Noteholders on whose behalf the Broker-Dealer is submitting Orders.

          (d) The Broker-Dealer shall deliver to the Auction Agent (i) a Notice of Transfer with respect to any transfer of Auction Notes made through the Broker-Dealer by an Existing

Noteholder to another Person other than pursuant to an Auction and (ii) a Notice of Failure to Deliver or Make Payment with respect to the failure of any Auction Notes to be transferred to, or payment to be made by, any Person that purchased or sold Auction Notes through the Broker-Dealer pursuant to a prior Auction. The Auction Agent is not required to accept any notice delivered pursuant to clauses
(i) or (ii) of this subparagraph (d) with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding such Auction Date.

          (e) The Broker-Dealer agrees to handle its customers' Orders in accordance with its duties under applicable securities laws and rules.

          2.4.  Notices.

          (a)  On  each  Auction  Date,  the  Auction  Agent  shall  notify  the
Broker-Dealer by telephone of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. The Auction Agent shall by 10:30 A.M. on the Business Day next succeeding such Auction Date, if previously requested by the Broker-Dealer, notify the Broker-Dealer in writing of the disposition of all Orders submitted by the Broker-Dealer in the Auction held on such Auction Date.

          (b) The Broker-Dealer shall notify each Existing Noteholder or Potential Noteholder on whose behalf the Broker-Dealer has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required by the Broker-Dealer pursuant to the Settlement Procedures.

          (c) The Auction Agent shall deliver to the Broker-Dealer all notices and certificates that the Auction Agent is required to deliver to the Broker-Dealer pursuant to Section 2 of the Auction Agent Agreement at the times and in the manner set forth in the Auction Agent Agreement.

          2.5. Service Charge to Be Paid to the Broker-Dealer.


          (a) On the Closing Date, the Broker-Dealer shall be entitled to a one-time fee in the amount of $17,500 (the "Broker-Dealer Fee") for it's services hereunder.

          (b) Reserved.

          (c) The Depositor, as initial Holder of the Certificates, hereby covenants and agrees that during the term of this Broker-Dealer Agreement, it will not sell pledge, assign transfer, exchange or otherwise dispose of any of its right, title or interest in the Certificates, except as may be permitted by the Broker-Dealer.

          2.6. Settlement.

          (a) If any Existing Noteholders on whose behalf the Broker-Dealer has submitted a Bid or Sell Order for Auction Notes that was accepted in whole or in part fails to instruct its Participant to deliver the Auction Notes subject to such Bid or Sell Order against payment therefor, the Broker-Dealer shall instruct such Participant to deliver such Auction Notes against payment therefor and the Broker-Dealer may deliver to the Potential Noteholder on whose behalf the Broker-Dealer submitted a Bid that was accepted in whole or in part, a principal amount of the Auction Notes that is less than the principal amount of the Auction Notes specified in such Bid to be purchased by such Potential Noteholder but in any event equal to an Authorized Denomination or any integral multiple thereof. Notwithstanding the foregoing terms of this Section, any delivery or nondelivery of Auction Notes that represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this
Section 2.6(a).

          (b) None of the Auction Agent, the Indenture Trustee, the Paying Agent, the Market Agent or the Depositor shall have any responsibility or liability with respect to the failure of an Existing Noteholder, a Potential Noteholder or its respective Participant to deliver Auction Notes or to pay for Auction Notes sold or purchased pursuant to the Auction Procedures or otherwise. Neither the Indenture Trustee or the Auction Agent shall have any responsibility for any adjustment to the fees paid pursuant to Section 2.5 hereof as a result of any failure described in this Section 2.6(b).

     Section 3. The Auction Agent.

          3.1. Duties and Responsibilities.


          (a) The Auction Agent owes no fiduciary duties to any Person by reason of this Broker-Dealer Agreement.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Broker-Dealer Agreement, and no implied covenants or obligations shall be read into this Broker-Dealer Agreement against the Auction Agent.

          (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Broker-Dealer Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

          3.2. Rights of the Auction Agent.

          (a) The Auction Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized by this Broker-Dealer Agreement and upon any written instruction, notice, request, direction, consent report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Broker-Dealer Agreement which the Auction Agent believes in good faith to have been given by a Broker-Dealer. The Auction Agent may record telephone communications with the Broker-Dealer, and the Broker-Dealer may record telephone communications with the Auction Agent.

          (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          (e) The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the Auction Notes under federal or state securities laws.

          3.3. The Auction Agent's Disclaimer. The Auction Agent makes no representation as to the correctness of the recitals in this Broker-Dealer Agreement, the Auction Agent Agreement or the validity or adequacy of the Auction Notes.

     Section 4. Miscellaneous.


          4.1. Termination. The Broker-Dealer or the Auction Agent may terminate this Broker-Dealer Agreement at any time upon five days' prior notice to the other party; provided, however, that neither the Broker-Dealer nor the Auction Agent may terminate this Broker-Dealer Agreement without first obtaining the prior written consent of the Indenture Trustee, the Market Agent and the Depositor to such termination, which consent shall not be unreasonably withheld or delayed. For so long as the Auction Agent Agreement is effective and Wachovia Capital Markets, LLC is the sole Broker-Dealer, any termination of this Broker-Dealer Agreement shall not be effective unless and until a replacement, or substitute, broker-dealer agreement becomes effective. This Broker-Dealer Agreement shall automatically terminate upon the delivery of definitive notes representing the Auction Notes pursuant to Section 4.8 of the Indenture or upon termination of the Auction Agent Agreement.

          4.2. Participant. The Broker-Dealer is, and shall remain for the term of this Broker-Dealer Agreement, a member of, or Participant in, the Depository (or an affiliate of such a member or Participant).

          4.3. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Broker-Dealer Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, or its address or facsimile number set forth below:

If to the Broker-Dealer,          Wachovia  Capital  Markets,  LLC
addressed:                        One Wachovia  Center, 301 South College Street
                                  North  Carolina  28288
                                  Attention:  Robert Perret
                                  Facsimile:  (704)383-8121

If to the Auction Agent,          Wachovia Capital Markets, LLC
addressed:                        One Wachovia Center, 301 South College Street
                                  Charlotte, North Carolina 28288
                                  Attention: Robert Perret
                                  Facsimile: (704) 383-8121

If to the Depositor,              Wachovia Asset Securitization, Inc.
addressed:                        8739 Research Drive, NC0121-Suite D
                                  Charlotte, North Carolina 28288-0121
                                  Attention: Robert J. Perret
                                  Facsimile: (704) 383-8121

If to the Indenture Trustee,      U.S. Bank National Association
addressed:                        180 East Fifth Street
                                  St. Paul, Minnesota 55101
                                  Attention: Corporate Trust
                                  Services-WASI Series 2003-HE2

If to the Market Agent,           Wachovia Capital Markets, LLC
addressed:                        One Wachovia Center, 301 South College Street
                                  Charlotte, North Carolina 28288
                                  Attention: Robert Perret
                                  Facsimile: (704) 383-8121

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Broker-Dealer by a Broker-Dealer Officer and on behalf of the Auction Agent by an Authorized Officer of the Auction Agent.

          4.4. Entire Agreement. This Broker-Dealer Agreement contains the entire agreement among the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

          4.5. Benefits. Nothing in this Broker-Dealer Agreement, express or implied, shall give to any Person, other than the Auction Agent, the Broker-Dealer, the Depositor and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Broker-Dealer Agreement. The Market Agent shall be designated as a third party beneficiary under this Broker-Dealer Agreement.

          4.6. Amendment; Waiver.

          (a) This Broker-Dealer Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized officer of the parties hereto. This Broker-Dealer Agreement may not be amended without first obtaining the prior written consent of the Depositor; provided that no amendment that changes any right of consent or any notice to the Market Agent shall become effective without the written consent of the Market Agent.

          (b) Failure of either party to this Broker-Dealer Agreement to exercise any right or remedy hereunder in the event of a breach of this Broker-Dealer Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          4.7. Successors and Assigns. This Broker-Dealer Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto, the Market Agent and their respective successors and assigns.

          4.8. Severability. If any clause, provision or section of this Broker-Dealer Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

          4.9. Execution in Counterparts. This Broker-Dealer Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          4.10 Governing Law. This Broker-Dealer Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Broker-Dealer Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first, above written.

                                            WACHOVIA CAPITAL MARKETS, LLC,
                                            as Auction Agent

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            WACHOVIA CAPITAL MARKETS, LLC,
                                            as Broker-Dealer

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                            WACHOVIA ASSET SECURITIZATION, INC.,
                                            as the initial Holder of the
                                            Certificates

                                            By:
                                               --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                              SETTLEMENT PROCEDURES

                 (See Exhibit D to the Auction Agent Agreement)

                                    EXHIBIT B

                       Wachovia Asset Securitization, Inc.
                       Asset-Backed Notes, Series 2003-HE2

                                   ORDER FORM

                                                          AUCTION DATE
                                                                       ---------
                                                                 ISSUE
                                                                       ---------
                                                                SERIES
                                                                       ---------

          The undersigned Broker-Dealer submits the following orders on behalf of the Bidder(s) indicated below:

                             BIDS BY EXISTING OWNERS
                             -----------------------

                                PRINCIPAL AMOUNT OF
                                       NOTES

             EXISTING          ($25,000 OR MULTIPLES
            NOTEHOLDER*              THEREOF)                BID RATE
            ----------               -------                 --------
1.
         -----------------       ----------------         -----------------
2.
         -----------------       ----------------         -----------------
3.
         -----------------       ----------------         -----------------
4.
         -----------------       ----------------         -----------------
5.
         -----------------       ----------------         -----------------
6.
         -----------------       ----------------         -----------------
7.
         -----------------       ----------------         -----------------
8.
         -----------------       ----------------         -----------------
9.
         -----------------       ----------------         -----------------
10.
         -----------------       ----------------         -----------------

          * Existing Noteholders may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.

                          BIDS BY POTENTIAL NOTEHOLDERS

                                PRINCIPAL AMOUNT OF
                                       NOTES

             POTENTIAL         ($25,000 OR INTEGRAL
           NOTEHOLDER**         MULTIPLES THEREOF)           BID RATE
           ----------           -----------------            --------

1.
         -----------------       ----------------         -----------------
2.
         -----------------       ----------------         -----------------
3.
         -----------------       ----------------         -----------------
4.
         -----------------       ----------------         -----------------
5.
         -----------------       ----------------         -----------------
6.
         -----------------       ----------------         -----------------
7.
         -----------------       ----------------         -----------------
8.
         -----------------       ----------------         -----------------
9.
         -----------------       ----------------         -----------------
10.
         -----------------       ----------------         -----------------
11.
         -----------------       ----------------         -----------------
12.
         -----------------       ----------------         -----------------
13.
         -----------------       ----------------         -----------------
14.
         -----------------       ----------------         -----------------
15.
         -----------------       ----------------         -----------------

          ** Potential Noteholders may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.

1. If one or more Orders covering in the aggregate more than the outstanding principal amount of Auction Notes held by any Existing Noteholder are submitted, such Orders shall be considered valid in the order of priority set forth in the Auction Procedures.

2. A Hold or Sell Order may be placed only by an Existing Noteholder covering a principal account of Auction Notes not greater than the principal amount currently held by such Existing Noteholder.

3. Potential Noteholders may only make Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Noteholders, each Bid submitted shall be a separate Bid with the rate specified herein.

4. Bids may contain no more than three figures to the right of the decimal point (.001 of 1%):

5. An order must be submitted in principal amounts of $25,000 or integral multiples thereof.

NAME OF BROKER-DEALER:
                       ------------------------
AUTHORIZED SIGNATURE:
                      -------------------------
TOTAL NUMBER OF ORDERS ON THIS ORDER FORM:
                                           ------------

Submit to:
           ---------------------

           ---------------------

           ---------------------

           ---------------------

           Telephone:
                      (   )     -
                           ----   ----
          Telecopier:
                      (   )     -
                           ----   ----

                                    EXHIBIT C

                       Wachovia Asset Securitization, Inc.
                       Asset-Backed Notes, Series 2003-HE2

                               NOTICE OF TRANSFER
                               ------------------

             (To be used only for transfers made other
                   than pursuant to an Auction)

We are (check one):

               the Existing Noteholder indicated below; or
-------------

               the Broker-Dealer for the Existing Noteholder indicated below; or
-------------

               the Participant for the Existing Noteholder indicated below.
-------------

We hereby notify you that such Existing Noteholder has transferred
$               (must be in units of $25,000) of Notes to
 -------------                                            ---------------------.


                          -----------------------
                          (Existing Noteholder*)


                          -----------------------
                          (Name of Broker-Dealer)

                          -----------------------

                          -----------------------
                          (Name of Participant)

                          By:
                             --------------------

                          Printed Name:
                                       ----------

                          Title:
                                -----------------

--------------
* Existing Noteholders may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.

                                    EXHIBIT D

                       Wachovia Asset Securitization, Inc.
                       Asset-Backed Notes, Series 2003-HE2

                  NOTICE OF FAILURE TO DELIVER OR MAKE PAYMENT
                  --------------------------------------------

COMPLETE EITHER I OR II.
------------------------


          I.  We are a Broker-Dealer for Noteholder*                   (the
                                                     -----------------
              "Purchaser"), which purchased $                 (must be in units
                                             ----------------
              of $25,000)of the Notes in the Auction held on
                                                             -------------------
              from the seller of such Notes.

          II. We are a Broker-Dealer for Noteholder* (the "Seller"), which sold
              $                   (must be in units of $25,000) of the Notes in
                ----------------
              the Auction held on                      to the purchaser of such
                                  --------------------
              Notes.

We hereby notify you that (check one):

            the Seller failed to deliver such Notes to the Purchaser.
--------

            the Purchaser failed to make payment to the Seller upon
--------    delivery of such Notes.



                          -----------------------
                          (Name of Participant)

                          By:
                             --------------------

                          Name:
                               ------------------

                          Title:
                                -----------------

---------------
* Noteholders may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.